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As filed with the Securities and Exchange Commission on June 22, 2006

Registration Statement No. 333-133439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MarkWest Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	27 0005456 (I.R.S. Employer Identification No.)
155 Inverness Drive West, Suite 200 Englewood, Colorado 80112-5000 (303) 290-8700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew L. Schroeder
Vice President, Finance and Treasurer
MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-5000 (303) 290-8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David P. Oelman
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002-6760
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-1 of MarkWest Energy Partners, L.P. (File No. 333-133439) is being filed solely to provide a revised Exhibit 5.1 and update the accompanying Exhibit Index set forth in Part II of the Registration Statement.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee	$18,005.45
Printing costs	15,000
Legal fees and expenses	60,000
Accounting fees and expenses	75,000
Miscellaneous	5,000

Total	$173,005.45

        All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the Registrant.

Item 14. Indemnification of Directors and Officers.

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Our general partner and its affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

        Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 15. Recent Sales of Unregistered Securities.

        In June 2003, MarkWest Energy Partners, L.P. sold 375,000 common units to certain accredited investors in a private placement. Gross proceeds of the sale were approximately $9.8 million. The proceeds were used to reduce outstanding indebtedness. In connection with the sale, MarkWest Energy Partners, L.P. granted demand and piggyback registration rights to the purchasers, pursuant to a registration rights agreement. The issuance of these securities were made in reliance upon the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

        In July 2004, MarkWest Energy Partners, L.P. sold 1,304,438 common units to certain accredited investors in a private placement. Gross proceeds of the sale were approximately $43.9 million. The proceeds were used to reduce outstanding indebtedness. In connection with the sale, MarkWest Energy Partners, L.P. granted shelf and piggyback registration rights to the purchasers, pursuant to a registration rights agreement. The issuance of these securities were made in reliance upon the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

        In October 2004, MarkWest Energy Partners, L.P. issued $225.0 million aggregate principal amount of its 6.875% senior notes due 2014 to J.P Morgan Inc. and other initial purchasers of the senior notes. The Registrant issued the senior notes to the initial purchasers in reliance on Section 4(2) of the Securities Act on the basis that each initial purchaser represented and warranted to the Registrant that it was (i) a qualified institutional buyer as defined in Rule 144A under the Securities Act and (ii) an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The initial purchasers then offered and resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Registrant exchanged the senior notes for new registered senior notes with substantially identical terms in March 2006.

        In November 2005, MarkWest Energy Partners, L.P. sold 1,644,065 common units to certain accredited investors in a private placement. Gross proceeds of the sale were approximately $72.7 million. The proceeds were used to reduce outstanding indebtedness. In connection with the sale, MarkWest Energy Partners, L.P. granted shelf and piggyback registration rights to the purchasers, pursuant to a registration rights agreement. The issuance of these securities were made in reliance upon the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

        In December 2005, MarkWest Energy Partners, L.P. sold 574,714 common units to certain accredited investors in a private placement. Gross proceeds of the sale were approximately $25.0 million. The proceeds were used to reduce outstanding indebtedness. In connection with the sale, MarkWest Energy Partners, L.P. granted shelf and piggyback registration rights to the purchasers, pursuant to a registration rights agreement. The issuance of these securities were made in reliance upon the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

        (a)   Exhibits.    The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

        (b)   Financial Statement Schedules.    We incorporate by reference into this prospectus (i) our historical financial statements and the accompanying notes in our Annual Report on Form 10-K filed with the SEC on March 16, 2006, (ii) the historical financial statements of Javelina and the accompanying notes in our Current Report on Form 8-K/A filed with the SEC on December 22, 2005 and (iii) the historical financial statements of Starfish and the accompanying notes in Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on March 31, 2006.

        All schedules are omitted since the required information is not present, or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        The undersigned registrant hereby undertakes, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, state of Colorado, on June 22, 2006.

MARKWEST ENERGY PARTNERS, L.P
(Registrant)
	By:	MARKWEST ENERGY GP, L.L.C., Its General Partner
Date: June 22, 2006	By:	*
Frank M. Semple President and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: June 22, 2006	By:	*
Frank M. Semple President and Chief Executive Officer (Principal Executive Officer)
Date: June 22, 2006	By:	*
James G. Ivey Chief Financial Officer (Principal Financial Officer)
Date: June 22, 2006	By:	*
Nancy K. Masten Chief Accounting Officer (Principal Accounting Officer)
Date: June 22, 2006	By:	*
John M. Fox Chairman of the Board and Director
Date: June 22, 2006	By:	*
Keith E. Bailey Director
Date: June 22, 2006	By:	*
Charles K. Dempster Director

Date: June 22, 2006	By:	*
Donald C. Heppermann Director
Date: June 22, 2006	By:	*
William A. Kellstrom Director
Date: June 22, 2006	By:	*
William P. Nicoletti Director
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
The following documents are filed as part of this report:

(1)
Financial Statements:

        We incorporate by reference into this prospectus (i) our historical financial statements and the accompanying notes in our Annual Report on Form 10-K filed with the SEC on March 16, 2006, (ii) the historical financial statements of Javelina and the accompanying notes in our Current Report on Form 8-K/A filed with the SEC on December 22, 2005 and (iii) the historical financial statements of Starfish and the accompanying notes in Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on March 31, 2006.

  (2)
  Financial Statement Schedules: All omitted schedules have been omitted because they are not required or because the required information is contained in the financial statements or notes thereto.

  (3)
  Exhibits:

2.1	Purchase Agreement dated as of March 24, 2003, among PNG Corporation, Energy Spectrum Partners LP, MarkWest Energy GP, L.L.C., MW Texas Limited, L.L.C. and MarkWest Energy Partners, L.P. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed April 14, 2003.)
2.2
Plan of Merger entered into as of March 28, 2003, by and among MarkWest Blackhawk L.P., MarkWest Pinnacle L.P., MarkWest PNG Utility L.P., MarkWest Texas PNG Utility L.P., Pinnacle Natural Gas Company, Pinnacle Pipeline Company, PNG Transmission Company and Bright Star Gathering, Inc. (Incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed April 14, 2003.)
2.3
Asset Purchase-and-Sale Agreement dated as of November 18, 2003, by and between American Central Western Oklahoma Gas Company, L.L.C., MarkWest Western Oklahoma Gas Company, L.L.C. and American Central Gas Technologies, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed December 16, 2003.)
2.4
Purchase and Sale Agreement, dated as of November 7, 2003, by and between Shell Pipeline Company, LP and Equilon Enterprises L.L.C., dba Shell Oil Products US, and MarkWest Michigan Pipeline Company, L.L.C. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed December 31, 2003.)
2.5
Asset Purchase and Sale Agreement and addendum, thereto, dated as of July 1, 2004, by and between American Central Eastern Texas Gas Company Limited Partnership, ACGC Gathering Company, L.L.C. and MarkWest Energy East Texas Gas Company's L.P. (Incorporated by reference to Exhibit 2.1 of the Current Report on form 8-K/A filed September 13, 2004.)
2.5
Purchase and Sale Agreement effective as of January 1, 2005 between MarkWest Energy Partners L.P. and Enterprise Products Operating L.P. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed April 6, 2005.)
2.6
Purchase and Sale Agreement, dated as of September 16, 2005 Among MarkWest Energy Partners and El Paso Corporation (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed September 21, 2005.)
2.7
Purchase and Sale Agreement, dated as of September 16, 2005 Among MarkWest Energy Partners and Kerr-McGee Corporation (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed September 21, 2005.)

2.8
Purchase and Sale Agreement, dated as of September 16, 2005 Among MarkWest Energy Partners and Valero Energy Corp. (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed September 21, 2005.)
3.1	Certificate of Limited Partnership of MarkWest Energy Partners, L.P. (Incorporated by reference to Exhibit 3.1 of the Registration Statement (No. 33-81780) on Form S-1 filed January 31, 2002).
3.2
Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., dated as of May 24, 2002. (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed June 7, 2002.)
3.3	Certificate of Formation of MarkWest Energy Operating Company, L.L.C. (Incorporated by reference to Exhibit 3.3 of the Registration Statement (No. 33-81780) on Form S-1 filed January 31, 2002).
3.4
Amended and Restated Limited Liability Company Agreement of MarkWest Energy Operating Company, L.L.C., dated as of May 24, 2002. (Incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed June 7, 2002.)
3.5	Certificate of Formation of MarkWest Energy GP, L.L.C. (Incorporated by reference to Exhibit 3.5 of the Registration Statement (No. 33-81780) on Form S-1 filed January 31, 2002).
3.6
Amended and Restated Limited Liability Company Agreement of MarkWest Energy GP, L.L.C., dated as of May 24, 2002. (Incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed June 7, 2002.)
3.6
Amendment No. 1 to Amended and Restated Limited Partnership Agreement MarkWest Energy Partners, L.P. (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed January 6, 2005.)
3.7	Amendment No. 2 to Amended and Restated Limited Partnership Agreement MarkWest Energy Partners, L.P. (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed June 15, 2005.)
4.1
Purchase Agreement dated as of June 13, 2003, by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed June 19, 2003.)
4.2
Registration Rights Agreement dated as of June 13, 2003, by and among MarkWest Energy Partners, L.P. and Tortoise Capital Advisors, LLC as attorney-in-fact for the Purchasers (Incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed June 19, 2003.)
4.3
Unit Purchase Agreement dated as of July 29, 2004 among MarkWest Energy Partners, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund I, L.P., and MarkWest Energy GP, L.L.C. and each of Kayne Anderson Energy Fund I, L.P., Kayne Anderson Capital Income Partners, L.P., Kayne Anderson MLP Fund, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund as Purchasers (Incorporated by reference to Exhibit 4.1 of the Current Report on form 8-K/A filed September 13, 2004.)

4.4
Registration Rights Agreement dated as of July 29, 2004, among MarkWest Energy Partners, L.P., and each of Kayne Anderson Energy Fund I, L.P., Kayne Anderson Capital Income Fund, LTD., Kayne Anderson Income Partners, L.P., HFR RV Performance Master Trust, Tortoise Energy Infrastructure Corporation and Energy Income and Growth Fund (Incorporated by reference to Exhibit 4.2 of the Current Report on form 8-K/A filed September 13, 2004.)
4.5
Underwriting Agreement dated as of September 15, 2004, by and among the Partnership, the underwriters named therein and the other parties thereto related to the Common Units Offering (Incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed September 20, 2004.)
4.6
Purchase Agreement dated October 19, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed October 25, 2004.)
4.7
Registration Rights Agreement dated October 25, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (Incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed October 25, 2004.)
4.8
Indenture dated as of October 25, 2004, among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed October 25, 2004.)
4.9	Form of 6.875% Series A Senior Notes due 2014 with attached notation of Guarantees (incorporated by Reference to Exhibits A and D of Exhibit 4.8 hereto)
4.10	Registration Rights Agreement, dated as of November 9, 2005 (Incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed November 16, 2005.)
4.11	Unit Purchase Agreement, dated as of November 9, 2005 (Incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed November 16, 2005.)
4.12	Registration Rights Agreement, dated as of December 23, 2005 (Incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed December 29, 2005.)
4.13	Unit Purchase Agreement, dated as of December 23, 2005 (Incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed December 29, 2005.)
5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1*	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
10.1
Credit Agreement dated as of May 20, 2002, among MarkWest Energy Operating Company, L.L.C (as the Borrower), MarkWest Energy Partners, L.P. (as a Guarantor), and various lenders. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed June 7, 2002.)

10.2
Amended and Restated Credit Agreement dated as of December 1, 2003, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, NA, as Syndication Agent, and Fortis Capital Corp., as Documentation Agent, to the $140,000,000 Senior Credit Facility (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed December 16, 2003.)
10.4	MarkWest Energy Partners, L.P. Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed June 7, 2002.)
10.5	First Amendment to MarkWest Energy Partners, L.P. Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed June 7, 2002.)
10.6
Omnibus Agreement dated of May 24, 2002, among MarkWest Hydrocarbon, Inc.; MarkWest Energy GP, L.L.C.; MarkWest Energy Partners, L.P.; and MarkWest Energy Operating Company, L.L.C. (Incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed June 7, 2002.)
10.7+
Fractionation, Storage and Loading Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed June 7, 2002.)
10.8+
Gas Processing Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed June 7, 2002.)
10.9+
Pipeline Liquids Transportation Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed June 7, 2002.)
10.10
Natural Gas Liquids Purchase Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed June 7, 2002.)
10.11+
Gas Processing Agreement (Maytown) dated as of May 28, 2002, between Equitable Production Company and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-1/A filed May 17, 2002.)
10.12
Amendment to Gas Processing Agreement (Maytown) dated as of March 26, 2002, between Equitable Production Company and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.10 of the Registration Statement on Form S-1/A filed May 17, 2002.)
10.13
Services Agreement dated January 1, 2004 between MarkWest Energy GP, L.L.C. and MarkWest Hydrocarbon, Inc. (Incorporated by reference to Exhibit 10.13 of the Current Report on Form 10-K filed March 15, 2004.)
10.14
Second Amended and Restated Credit Agreement dated as of July 30, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent to the $315,000,000 Senior Credit Facility (Incorporated by reference to Exhibit 99.1 of the Current Report on form 8-K/A filed September 13, 2004.)

10.15
First Amendment to the Second Amended and Restated Credit Agreement dated as of August 20, 2004, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Fortis Capital Corp., as Syndication Agent, Bank One, NA, as Documentation Agent and Societe Generale, as Documentation Agent (Incorporated by reference to Exhibit 99.2 of the Current Report on form 8-K/A filed September 13, 2004.)
10.16
Third Amended and Restated Credit Agreement dated as of October 25, 2004 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, N.A., as Syndication Agent, Fortis Capital Corp., as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Societe Generale, as Documentation Agent, and Wachovia Bank, National Association, as Documentation Agent, RBC Capital Markets and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, to the $200,000,000 Senior Credit Facility (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed October 29, 2004.)
10.17	MarkWest Hydrocarbon, Inc. 1997 Severance Plan (Incorporated by reference to Exhibit 10.1 of the Current Report of MarkWest Hydrocarbon, Inc. on Form 10-Q filed November 13, 1997.)
10.18
Executive Employment Agreement effective November 1, 2003 between MarkWest Hydrocarbon, Inc. and Frank Semple (Incorporation by reference to Exhibit 10.21 the Current Report of MarkWest Hydrocarbon, Inc. on Form 10-K filed March 30, 2004.)
10.19	Fourth Amended and Restated Credit Agreement, dated as of November 1, 2005 (Incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed November 7, 2005.)
10.20
Fifth amended and restated credit agreement dated as of December 29, 2005, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, N.A., as Syndication Agent, Forties Capital Corp., as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Society General, as Documentation Agent, and Wachovia Bank, National Association, as Documentation Agent, RBC Capital Markets and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, to the $615,000,000 Senior Credit Facility (Incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed January 5, 2006.)
16.1
Changes in registrants certifying accountants. MarkWest Energy Partners, L.P. dismissed PricewaterhouseCoopers LLP as its independent accountants (Incorporated by reference to Exhibit 16 of the Current Report on Form 8-K filed March 1, 2004.)
16.2
Changes in registrants certifying accountants. MarkWest Energy Partners, L.P. dismissed KPMG LLP as the Partnership's independent registered public accounting firm and engaged Deloitte & Touche LLP as its new independent registered public accounting firm (Incorporated by reference to Exhibit 16 of the Current Report on Form 8-K filed September 23, 2005.)
21.1	List of subsidiaries (Incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K filed March 6, 2006.)

23.1*	Consent of KPMG LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of PricewaterhouseCoopers LLP
23.4*	Consent of Deloitte & Touche LLP
23.5**	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1)

+
Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of these exhibits. Omitted material for which confidential treatment has been requested and has been filed separately with the Securities and Exchange Commission.

*
Previously filed.

**
Filed herewith.

(b)
The following exhibits are filed as part of this report: See Item 15(a)(2) above.

(c)
The following financial statement schedules are filed as part of this report: None required.

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EXPLANATORY NOTE
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES